EXHIBIT 10.3

SHARE PURCHASE AGREEMENT

This Agreement is made as of January 1, 1999 between

               GRANT BROTHERS SALES, LIMITED, a corporation existing under the laws of Canada (the "Vendor"),

                                       and

               SPECTRE INDUSTRIES, INC., a corporation existing under the laws of Nevada (the "Purchaser").

RECITALS

A. The Vendor is the registered and beneficial owner of the Purchased Shares.

B. The Purchaser wishes to purchase and the Vendor wishes to sell the Purchased Shares on the terms of this Agreement.

For value received, the parties agree as follows.

SECTION 1 - INTERPRETATION

1.1 Definitions. In this Agreement the following terms have the meanings set out below.

(a) Agreement means this share purchase agreement including any recitals and schedules to this share purchase agreement, as amended, supplemented or restated from time to time.

(b) Closing Time means the first moment of time following the completion of the transactions on the date of this Agreement contemplated by the asset purchase agreement of even date between the Vendor and the Corporation.

(c) Common Stock means common shares, par value of US$.0001, of the Purchaser.

(d) Corporation means Grant Automotive Group Inc., a corporation existing under the laws of Ontario.

(e) Encumbrances means all options, pledges, mortgages, security interests, liens, charges, adverse claims, rights, restrictions, burdens and encumbrances whatsoever.

(f) Purchase means the transaction of purchase and sale contemplated by this Agreement.

(g) Purchase Price has the meaning given to it in section 2.1.

(h) Purchased Shares means all the common shares issued and outstanding in the capital of the Corporation as at the Closing Time.


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(i) Securities Act means the United States Securities Act of 1933, as amended.

1.2 Other Defined Terms. Each capitalized term not otherwise defined in this Agreement has the meaning given to it in the asset purchase agreement of even date between the Vendor and the Corporation.

1.3 Headings and References. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4 Extended Meanings. Words importing the singular include the plural and vice versa and words importing gender include all genders. The term "including" means "including without limitation" and the term "includes" has a similar meaning.

SECTION 2 - PURCHASE, SALE AND PLEDGE

2.1 Purchased Shares. On the terms of this Agreement, as at the Closing Time, the Vendor hereby sells to the Purchaser free and clear of all Encumbrances and the Purchaser hereby purchases all of Vendor's right, title and interest in and to the Purchased Shares for a purchase price equal to the aggregate value of US$1,000,000, as adjusted in accordance with section 2.4, plus the market value of the 400,000 shares of the Purchaser, calculated as at the dates on which such shares are to be issued to the Vendor (collectively, the "Purchase Price").

2.2 Payment of the Purchase Price. The Purchaser shall satisfy the Purchase
Price:

      (a) by paying at the Closing Time US$300,000 to the Vendor by wire transfer in immediately available funds;

      (b) by paying on or before March 1, 1999 US$200,000 (together with interest calculated at the annual rate of 7.75% for the period from January 1, 1999 to the date of payment) to the Vendor by wire transfer in immediately available funds;

      (c) subject to section 2.4, by paying on or before August 2, 1999 US$500,000 (together with interest calculated at the annual rate of 7.75% for the period from January 1, 1999 to the date of payment) to the Vendor by wire transfer in immediately available funds;

      (d) by delivering at the Closing Time 300,000 Common Stock to the Vendor; and

      (e) by delivering on or before February 1, 1999 100,000 Common Stock to the Vendor.

2.3 Audit. Promptly following the date of this Agreement, the parties shall retain the Vendor's auditor upon such terms as the parties agree (including as to a quotation on price and a requirement to deliver a written report to the parties upon completion). The parties shall request the auditor to conduct an audit to confirm the amount of:

      (a) the total revenues attributable to the Business for 1998, expressed in US dollars and assuming an exchange rate in which one Canadian dollar is equal to US 68(cent); and


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      (b)   the Accounts Receivable determined as at the close of business on
            December 31, 1998.

The auditor shall provide the parties with a draft audit report on which to comment. The parties shall have 10 days to provide their comments and then the auditor shall finalize its report. The audit report shall be final and binding on the parties. The Purchaser shall pay for all auditing costs attributable to the audit of the total revenues for 1998 and the Vendor shall pay for all auditing costs attributable to the audit of the Accounts Receivable.

2.4 Adjustment of Purchase Price. If the total revenues attributable to the Business for 1998 set out in the audit prepared in accordance with section 2.3 exceeds US$1,000,000, then the amount of the payment referred to in section 2.2(c) shall be increased by the difference in those two amounts. If the total revenues attributable to the Business for 1998 set out in the audit prepared in accordance with section 2.3 is less than US$1,000,000, then the amount of the payment referred to in section 2.2(c) shall be decreased by the difference in those two amounts.

2.5 Pledge of Purchased Shares. As continuing collateral security for the timely payment in full when due of all payments and deliveries of shares referred to in section 2.2, the Purchaser hereby pledges to the Vendor, and grants to the Vendor a security interest in, the Purchased Shares (including all share certificates evidencing the Purchased Shares), together with any substitutions therefor and accretions thereto, and all dividends, income, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, or in substitution for, or in addition to, or in exchange for any or all of the foregoing (collectively, the "Pledged Collateral"). The Purchaser hereby delivers the Purchased Shares to the Vendor. Prior to the release of the security interest pursuant to section 2.8, the Common Stock delivered to the Vendor pursuant to section 2.2(d) and the Purchased Shares shall be deposited with Vendor's counsel. The Purchaser shall deliver all other Pledged Collateral, if any, to the Vendor as soon as possible. Except for the pledge and grant of security interest set out in this section 2.5, the Purchaser shall not, without the prior written consent of the Vendor, sell, assign, transfer, pledge or otherwise encumber any of its rights in or to the Pledged Collateral.

2.6 Defaults and Remedies. If the Purchaser fails to make a payment or a delivery of shares referred to in section 2.2 in full when due, the parties will have 60 days to discuss the matter and to agree on an acceptable alternative, including payment or delivery of shares in full at a later date. If the Purchaser then fails to satisfy all the terms of such acceptable alternative or if the parties fail to reach any agreement on an acceptable alternative within such 60 day period, then:

      (a) the Vendor may exercise any and all rights of sale, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if the Vendor were the absolute owner thereof; and

      (b) the Purchaser hereby irrevocably constitutes and appoints any officer of the Vendor the true and lawful attorney of the Purchaser, with full power of substitution, to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the Purchaser


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

            whenever and wherever such officer may deem necessary or advisable and from time to time to exercise all rights and powers and to perform all acts of ownership with respect to the Pledged Collateral.

The Vendor shall then, within a reasonable period of time, purchase the Pledged Collateral in accordance with section 2.7 or sell the Pledged Collateral, whether in connection with a sale made under the power of sale herein contained or pursuant to judicial proceedings or otherwise. If the Pledged Collateral is not freely distributable to the public without the filing of a prospectus or registration under applicable securities laws at the time of any proposed sale, then the Vendor is not required to effect such filing of a prospectus or registration or cause the same to be effected but, in the Vendor's discretion (subject only to applicable law), may require that any sale hereunder (including a sale at auction) be conducted on such terms and subject to restrictions as the Vendor may determine, acting reasonably. The Purchaser acknowledges that any private sale (conducted in the manner set out above) of the Pledged Collateral may result in prices and other terms less favourable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Purchaser will not interfere with any right, power and remedy of the Vendor provided for in respect of the pledge of the Pledged Collateral now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Vendor of any one or more of such rights, powers, or remedies.

2.7 Application of Proceeds. After payment of all direct and indirect expenses respecting the sale of the Pledged Collateral, together with a deduction of all damages incurred by the Vendor before or after the date of this Agreement, by reason of the Purchaser's failure to satisfy its obligations under section 2.2 (net of the proceeds, if any, from the sale of the Common Stock delivered to the Vendor pursuant to section 2.2(e)), any amount held by the Vendor in respect of the sale by the Vendor of the Pledged Collateral shall be applied by the Vendor to satisfy any outstanding payment and share delivery obligations referred to in section 2.2 and if any surplus amount remains, it shall be paid to the Purchaser. For greater certainty, the Vendor shall remain liable for the payment of obligations and the delivery of shares referred to in section 2.2 to the extent that they remain owing to the Vendor after application of all cash proceeds following any sale of the Pledged Collateral. Notwithstanding the foregoing, the Vendor may, as an alternative, purchase the Pledged Collateral. If the Vendor so purchases the Pledged Collateral, the Vendor shall return to the Purchaser the Common Stock delivered to the Vendor pursuant to section 2.2(d) and the amounts received by the Vendor in accordance with section 2.2, after deducting therefrom:

      (a) all direct and indirect expenses respecting any contemplated or attempted sale of the Pledged Collateral;

      (b) all direct and indirect expenses respecting the carrying out of the purchase of the Pledged Collateral; and

      (c) all damages incurred by Vendor before or after the date of this Agreement, by reason of Purchaser's failure to satisfy its obligations under section 2.2 (net of the proceeds, if any, from the sale of the Common Stock delivered to the Vendor pursuant to section 2.2(e)).


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

Once such shares are delivered to the Purchaser and such payment is made to the Purchaser, this Agreement shall terminate and neither party will have any obligation to the other party hereunder.

2.8 Release of Security. Once the Purchaser has fulfilled all of its payment and share delivery obligations in accordance with section 2.2 or in accordance with an acceptable alternative agreed by the parties under section 2.6, the Vendor shall promptly deliver the Pledged Collateral in its possession or control to the Purchaser.

SECTION 3 -- REPRESENTATIONS AND WARRANTIES OF THE VENDOR

            The Vendor represents and warrants to the Purchaser as stated below and acknowledges that the Purchaser is relying on the accuracy of each such representation and warranty in entering into this Agreement and completing the Purchase.

3.1 Corporate Matters

(a) Status and Capacity of Vendor. The Vendor is a subsisting corporation under the laws of Canada, and has the corporate power and capacity to execute and deliver this Agreement and to consummate the Purchase.

(b) Authorization of Purchase. The execution and delivery of this Agreement and the consummation of the Purchase have been validly authorized by the Vendor.

(c) Enforceability. This Agreement has been validly executed and delivered by the Vendor and is a legally binding obligation of the Vendor enforceable against the Vendor, subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

      (1) require any consent, authorization, approval or other action of any government authority; or

      (2) violate or constitute a default under the articles or by-laws of the Vendor or any note, indenture, mortgage, deed of trust or other contract, agreement or commitment of the Vendor.

(d) Residence. The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

3.2 The Corporation.

(a) Status of Corporation. The Corporation has been duly incorporated and organized and is a subsisting corporation under the laws of Ontario. The Corporation is a "private company" within the meaning of the Securities Act (Ontario).

(b) Authorized and Issued Share Capital. The authorized capital of the Corporation consists of an unlimited number of common shares, of which 10,000 common shares have been duly issued and are outstanding as fully paid and non-assessable shares in the capital of the Corporation. The Corporation has not issued or authorized the issue of any shares except the Purchased Shares.


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(c) Title to Shares. The Vendor legally and beneficially owns and controls all of the Purchased Shares with a good and marketable title thereto free of any Encumbrances, other than Encumbrance contained in laws of general application.

(d) No Other Agreements. Except for the asset purchase agreement dated even date between the Vendor and the Corporation, a copy of which has been delivered to the Purchaser, the Corporation has not entered into any agreement with any other party, except for any business banking agreement with the bankers to the Corporation. The Corporation has no employees, nor has it ever employed an employee.

3.3 Common Stock.

(a) Nature and Characteristics of Common Stock. The Vendor understands that the Common Stock will be issued without registration under the Securities Act, in reliance upon exemptions from registration under the Securities Act. The Vendor also understands that such exemptions depend in part upon, and such shares will be issued in reliance on, the representations and warranties made by the Vendor in this section 3.3. Accordingly, the Vendor represents and warrants to Purchaser, as of the date of this Agreement as follows:

      (1) the Vendor will acquire the Common Stock for the Vendor's own account for investment purposes only and not with a view to resale or other distribution thereof, in whole or in part in violation of the Securities Act and the Vendor will not assign, sell, hypothecate or otherwise transfer any of the Common Stock in the United States unless,

            (A) a registration statement is in effect under the Securities Act and all applicable state securities laws with respect to the Common Stock, or

            (B) a written opinion of counsel reasonably acceptable to Purchaser is obtained to the effect that no such registration is required.

      (2)   the Vendor acknowledges, agrees and is aware that,

            (A) no federal, state or any foreign agency has passed upon the accuracy, validity or completeness of any materials provided to the Vendor relating to the Purchaser and the Common Stock or made any finding or determinations to the fairness of an investment in the Common Stock,

            (B) the Common Stock has not been registered under the Securities Act or under the securities laws of any other jurisdiction in the United States,

            (C) in the absence of registration under the Securities Act, an offer or sale of any of the Common Stock by Vendor in the United States will require the availability of an exemption thereunder,

            (D) the following restrictive legend shall be placed on the certificates representing the Common Stock,

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS OF


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                  THE UNITED STATES OR THE SECURITIES LAWS OF ANY STATE OF THE
                  UNITED STATES. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES AT ANY TIME WHATSOEVER, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF DIRECTORS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR SUBMISSION TO THE BOARD OF DIRECTORS OF THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO THE BOARD OF DIRECTORS OF THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND ANY RULES OR REGULATIONS PROMULGATED THEREUNDER. UPON ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ON THE LONDON STOCK EXCHANGE, ALL LEGENDS WILL BE REMOVED WITHOUT THE NEED TO DELIVER ANY OPINION OF COUNSEL.

(b) Acknowledgments. The Vendor acknowledges that:

      (1) the Vendor has been given the opportunity to ask questions of, and receive answers from, the Purchaser and its officers and employees concerning the terms and conditions of the Vendor's acquisition of the Common Stock and other matters pertaining to an investment in the Common Stock, has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of acquiring the Common Stock to the extent the Purchaser possesses such information, and has received all documents and information that the Vendor has requested relating to an investment in the Common Stock;

      (2) the Vendor is familiar with the nature of and risks attendant to investments in the business of the Purchaser and securities in general and has carefully considered and has, to the extent the Vendor believes such discussion necessary, discussed with the Vendor's professional legal, financial and tax advisers the suitability of an investment in the Common Stock for the Vendor's particular financial and tax situation and has determined that the Common stock is a suitable investment for Vendor;


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

      (3) the Vendor has not relied upon any representations or other information (whether oral or written) from the Purchaser or its directors, officers or affiliates, or from any other persons, other than the representations and warranties made in this Agreement and publicly available information with respect to the Purchaser, and

      (4) the Vendor has made, and is solely responsible for making, the Vendor's own independent evaluation of the economic and other risks involved in the Vendor's investment in the Common Stock and the Vendor's own independent decision to make such investment.

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to the Vendor as stated below and acknowledges that the Vendor is relying on the accuracy of each such representation and warranty in entering into this Agreement and completing the Purchase.

4.1 Status. The Purchaser is a subsisting corporation under the laws of Nevada, and has the corporate power and capacity to execute and deliver this Agreement and to consummate the Purchase.

4.2 Due Authorization. The execution and delivery of this Agreement and the consummation of the Purchase have been validly authorized by the Purchaser.

4.3 Enforceability. This Agreement has been validly executed and delivered by the Purchaser and is a legally binding agreement of the Purchaser enforceable against the Purchaser, subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

      (1) require any consent, authorization, approval or other action of any government authority; or

      (2) violate or constitute a default under the articles or by-laws of the Vendor or any note, indenture, mortgage, deed of trust or other contract, agreement or commitment of the Vendor.

4.4 Common Stock. The Common Stock is fully paid and non-assessable and the Vendor, on the date of this Agreement, will be registered as the holder of 300,000 Common Stock, free from all Encumbrances, except pursuant to the Securities Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder. As of the date of this Agreement, the authorized capital stock of the Purchaser consists of 100 million shares of common stock, of which 9,732,450 shares of common stock are outstanding as of the date hereof.

4.5 Exemption from Registration and Restrictions on Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of the Vendor set out in section 3.3 are true and correct, the offer and sale of the Common Stock made pursuant to this Agreement is exempt from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws. Neither the Purchaser nor any person authorized to act on Purchaser's behalf has, in connection with the offering of the Common Stock, engaged in:


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      (a)   any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 501(c) under the Securities Act);

      (b) any action involving a public offering within the meaning of section 4(2) of the Securities Act; or

      (c) any action that would require the registration under the Securities Act of the offering and sale of the Common Stock or that would violate applicable state securities or "blue sky" laws.

Neither the Purchaser nor any person acting on behalf of Purchaser has made, directly or indirectly, any offer or sale of Common Stock or of securities of the same or a similar class as the Common Stock that, if as a result of the offer and sale of the Common Stock contemplated hereby, could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in section 2(3) of the Securities Act.

4.6 Sale of Common Stock. Notwithstanding any other term in this Agreement, the Vendor may assign, sell, hypothecate or otherwise transfer any of the 300,000 Common Stock in the United States at any time after the expiry of one year following the date of this Agreement and this representation and warranty shall survive the closing of the Purchase for a period of five years after the date of this Agreement.

SECTION 5 -- SURVIVAL AND INDEMNIFICATION

5.1 Survival. The representations and warranties contained in sections 3 and 4 shall survive the closing for a period of one year and the undertakings and agreements to be performed after the date of this agreement shall survive the closing indefinitely unless otherwise specified in this Agreement. Notwithstanding the foregoing, any representation, warranty, undertaking or agreement that survives the closing but would otherwise terminate in accordance with this section 5.1 will continue to survive to the extent notice of any claim has been given on or prior to the termination of such survival until the related claim for indemnity has been satisfied or otherwise resolved as provided in this section 5.

5.2 Indemnity for Purchaser. The Vendor shall, subject to the other terms of this Agreement, indemnify the Purchaser and save and hold the Purchaser harmless from, against, for and in respect of any and all damages (including amounts paid in settlement with the Vendor's consent), losses, obligations, liabilities, liens, deficiencies, costs and expenses, including reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action, investigation, claim or proceeding net of any amounts recoverable under insurance policies, suffered, sustained, incurred or required to be paid by the Purchaser by reason of:

      (a) any representation or warranty made by the Vendor in this Agreement which is untrue or incorrect in any material respect; or

      (b) any material failure by the Vendor to observe or perform its undertakings and agreements set out in this Agreement.

5.3 Indemnity for Vendor. The Purchaser shall, subject to the other terms of this Agreement, indemnify the Vendor and save and hold the Vendor harmless from, against, for and


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

in respect of any and all damages (including amounts paid in settlement with the Purchaser's consent), losses, obligations, liabilities, claims, deficiencies, costs and expenses, including reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action, investigation, claim or proceeding net of any amounts recoverable under insurance policies, suffered, sustained, incurred or required to be paid by the Vendor by reason of:

      (a) any representation or warranty made by the Purchaser in this Agreement which is untrue or incorrect in any material respect;

      (b) any material failure by the Purchaser to observe or perform its undertakings and agreements set out in this Agreement.

5.4 Right to Defend. Upon receipt of a notice of a claim under this section 5 (a "Claim Notice"), the party obliged to provide an indemnity under this Agreement (the "Indemnifying Party") shall promptly assume the defense of, and contest or otherwise protect against, such suit, action investigation, claim or proceeding at its own cost and expense. The other party (the "Indemnified Party") shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or in the event set out in the next sentence. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect within 10 days of the receipt of a Claim Notice against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest or otherwise protect against the same and, with the prior written approval of the Indemnifying Party, make any compromise or settlement thereof and subject to the limitations set out in sections 5.2 or 5.3, as the case may be, recover the entire cost thereof from the Indemnifying Party including all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof which was approved by the Indemnifying Party. However, if the Indemnifying Party undertakes the defense of such matters, the Indemnified party shall not be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

SECTION 6 -- ARBITRATION

6.1 Scope. Any dispute or other controversy between the parties relating to this Agreement (including any dispute as to whether an issue is arbitrable) shall be referred to arbitration under the Arbitration Act, 1991 (Ontario), but subject to the terms of this section 6.

6.2 Appointment of Arbitrators. A party desiring arbitration under this section 6 shall give a notice of arbitration to the other party containing a concise description of the matter submitted for arbitration. Within 10 business days after a party gives a notice of arbitration, the parties shall jointly appoint a single arbitrator (the "Arbitrator"), who shall be a retired judge of the Ontario Court (General Division) or of any court of a province of Canada having jurisdiction comparable to or higher than that of such court. If the parties fail to appoint an Arbitrator within such time, an Arbitrator shall be designated by a judge of the Ontario Court (General Division) upon application by either party.


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6.3 Powers of Arbitrator. The Arbitrator may determine all questions of law and jurisdiction (including questions as to whether a dispute is arbitrable) and all matters of procedure relating to the arbitration. The Arbitrator shall have the right to grant legal and equitable relief (including injunctive relief) and to award costs (including legal fees and the costs of the arbitration) and interest.

6.4 Arbitration Procedure. The arbitration shall take place in the Municipality of Metropolitan Toronto at such place therein and time as the Arbitrator may fix. No later than 20 business days after hearing the representations and evidence of the parties, the Arbitrator shall make his or her determination in writing and deliver one copy to each of the parties. The decision of the Arbitrator shall be final and binding upon the parties in respect of all matters relating to the arbitration, the conduct of the parties during the proceedings, and the final determination of the issues in the arbitration.

6.5 Awards and Appeal. There shall be no appeal from the determination of the Arbitrator to any court under the Arbitration Act, 1991 (Ontario). Judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

6.6 Costs of Arbitration. The costs of any arbitration under this section 6 shall be borne by the parties in the manner specified by the Arbitrator in his or her determination.

6.7 Rules. Insofar as they do not conflict with this section 6, the Rules of Procedure For Commercial Arbitration of the Arbitration and Mediation Institute of Canada Inc. in effect at the date of commencement of any arbitration held under this section 6 shall be applicable to the arbitration, and the Arbitrator shall have jurisdiction to take such action and make such orders as are contemplated in such rules.

6.8 Condition Precedent. Submission to arbitration under this section 6 shall be a condition precedent to bringing any action with respect to this Agreement.

SECTION 7 -- GENERAL

7.1 Notice. Unless otherwise specified, each notice to a party must be given in writing and delivered personally or by overnight courier or transmitted by fax to the party as follows:

         If to the Vendor:         Grant Brothers Sales, Limited
                                   140 Wendell Avenue, Unit #1
                                   North York, Ontario M9N 3R2
                                   Attention: President
                                   Fax No: (416) 249-5864


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         If to the Purchaser:      Spectre Industries, Inc.
                                   c/o Ian Grant, Chief Executive Officer
                                   3992 Sunnycrest Drive
                                   North Vancouver, B.C.
                                   Canada V7R 3C9

                                   with a copy to:

                                   Mr. Daniel Wuersch
                                   Wuersch & Gering LLP
                                   Attorneys At Law
                                   11 Hanover Square
                                   21st Floor
                                   New York, New York
                                   USA 10005
                                   Fax No: (212) 509-9559

or to any other address, fax number or individual that the party designates. Any notice, if delivered personally or by courier, will be deemed to have been given when actually received, and if transmitted by fax before 3:00 p.m. (Toronto time) on a business day, will be deemed to have been given on that business day, and if transmitted by fax after 3:00 p.m. (Toronto time) on a business day, will be deemed to have been given on the next business day.

7.2 Time. Time shall be of the essence of this Agreement.

7.3 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario, and each of the parties irrevocably attorns to the non-exclusive jurisdiction of the courts of Ontario.

7.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior agreements, representations, negotiations and understandings, whether written or verbal. No term of this Agreement may be amended or waived except in writing.

7.5 Severability. Any term of this Agreement which is invalid or unenforceable shall not affect any other term and shall be deemed to be severable.


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

7.6 Assignment and Enurement. No party may assign this Agreement without the prior written consent of the other party (except to an affiliate of such party), which consent may not be unreasonably withheld or delayed. This Agreement enures to the benefit of and binds the parties and their respective successors and permitted assigns.

The parties have duly executed this Agreement.

                                        GRANT BROTHERS SALES, LIMITED

                                        By: /s/ John D. Grant
                                           -------------------------------------
                                        Name:
                                        Title:

                                        By: /s/ Ian S. Grant
                                           -----------------------------
                                           Name:
                                           Title:


                                        SPECTRE INDUSTRIES, INC.

                                        By: /s/ Olof Hildebrand
                                           -------------------------------------
                                           Name: Olof Hildebrand
                                           Title: Chairman


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